UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2011 (April 14, 2011)

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

AMENDED AND RESTATED SENIOR CREDIT FACILITIES

General

On April 14, 2011, we entered into an Amended and Restated Revolving Credit and Term Loan Agreement (the “Restated Credit Agreement”) with Goldman Sachs Lending Partners LLC, Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, Goldman Sachs Lending Partners LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as co-documentation agents, and SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”), which amended and restated the Revolving Credit and Term Loan Agreement dated August 4, 2010 (the “Original Credit Agreement”).

The Restated Credit Agreement consists of two credit facilities: a $400.0 million revolving credit facility (the “Revolver”), and a term loan facility (the “Term Loan Facility”) in the original principal amount of $150.0 million. As of April 14, 2011, we had $146.25 million of borrowings outstanding under the Term Loan Facility and no borrowings outstanding under the Revolver. We did not effect any new borrowings in connection with entering into the Restated Credit Agreement. We intend to use the proceeds of the Revolver to fund the acquisition of Walgreens Health Initiatives, Inc., an Illinois corporation (“WHI”) pursuant to that certain Stock Purchase Agreement described in our Current Report on Form 8-K dated March 14, 2011, to fund Permitted Acquisitions (as defined in the Restated Credit Agreement), to finance working capital needs and capital expenditures, and for general corporate purposes, subject to availability. Our ability to draw under the Revolver is conditioned upon, among other things, our continued compliance with covenants in the Restated Credit Agreement, our ability to bring down the representations and warranties contained in the Restated Credit Agreement and the absence of any default or event of default under the Restated Credit Agreement.

Each of the Revolver and the Term Loan Facility matures on August 4, 2015.

The material differences between the Original Credit Agreement and the Restated Credit Agreement include the following: (i) an increase in availability under the Revolver from $200.0 million to $400.0 million; and (ii) an increase in the aggregate dollar limits on our ability to incur certain liens, make certain investments, and make certain restricted payments. The financial covenants in the Original Credit Agreement remained unchanged in the Restated Credit Agreement.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated April 14, 2011, by and among Catalyst Health Solutions, Inc., the lenders from time to time party thereto, and SunTrust Bank as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: April 20, 2011	By:	/s/ Bruce F. Metge
		Name:	Bruce F. Metge
		Title:	General Counsel and Corporate Secretary